UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 30, 2026
INGREDION INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware	1-13397	22-3514823
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5 Westbrook Corporate Center, Westchester, Illinois		60154
(Address of principal executive offices)		(Zip Code)
(708) 551-2600
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	INGR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01    Other Events.
On June 30, 2026, Ingredion Incorporated (“Ingredion”) completed the previously announced sale of 51% of the issued share capital of Rafhan Maize Products Co. Ltd. (“Rafhan Maize”), a Pakistan-based company engaged in the manufacture and sale of industrial starches, liquid glucose, dextrose, dextrin, gluten meals and related products, to a group of affiliated purchasers led by Nishat Hotels and Properties Limited (collectively, the “Purchaser”), all of which are affiliates of the Nishat Group, a diversified group of companies headquartered in Lahore, Pakistan (the “Transaction”).
The aggregate consideration received by Ingredion in the Transaction was approximately $165 million in cash, received in U.S. dollars. In 2025, Rafhan Maize, which is not in a reportable segment, generated approximately $250 million of net sales.
As part of the Transaction, the Purchaser acquired approximately 78% of the outstanding shares of Rafhan Maize, inclusive of Ingredion’s approximately 51% ownership interest. Following completion of the Transaction, Ingredion retains an approximately 20% minority ownership interest in Rafhan Maize.
In connection with the Transaction, Ingredion and the Purchaser entered into a shareholders agreement governing Ingredion’s continuing minority investment in Rafhan Maize that provides Ingredion with, among other rights, a put option exercisable beginning in the fifth year following closing. Additionally, in connection with the Transaction, Ingredion and Rafhan Maize entered into certain ancillary commercial agreements, including a manufacturing and supply agreement pursuant to which Rafhan Maize will continue to manufacture for and supply certain products to Ingredion affiliates and a distribution agreement pursuant to which Ingredion will supply certain specialty products to Rafhan Maize for distribution in Pakistan.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 30, 2026	Ingredion Incorporated

	By:	/s/ Tanya M. Jaeger de Foras
Tanya M. Jaeger de Foras Senior Vice President, Chief Legal Officer, Corporate Secretary and Chief Compliance Officer